SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 20, 2001

CHECK TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota	55343-9420

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 939-9000

Item 2. Acquisition or Disposition of Assets

     On December 20, 2001, Check Technology Corporation, a Minnesota corporation (the “Company”) and its newly organized Ontario subsidiary named Check Technology Canada Ltd. acquired substantially all of the North American business assets of Delphax Systems, a Massachusetts general partnership, and Delphax Systems, Inc., a Delaware corporation (collectively, “Delphax”). Delphax is located in suburban Toronto, Ontario and is engaged in the development, manufacture and distribution of print engines, print management software and a range of digital printing systems incorporating Delphax’s proprietary electron-beam imaging technology. Delphax is the supplier of the print engine used in a number of the Company’s products.

     The purchase price consisted of $14,000,000 in cash plus the assumption of approximately $3,000,000 of liabilities. The property acquired included Delphax’s fixed assets, inventory, accounts receivable, contract rights, various intangible assets and intellectual property. The Company intends to continue to use the purchased assets in substantially the same manner as used by Delphax. The purchase was made pursuant to an Asset Purchase Agreement dated November 30, 2001 that is incorporated herein by reference as Exhibit 2.0.

     The Company borrowed the cash portion of the purchase price under a Credit Agreement dated December 20, 2001 with Harris Trust and Savings Bank that is incorporated herein by reference as Exhibit 10.0.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(A)	Financial Statements of Business Acquired

To be provided by amendment in accordance with Item 7(a)(4) of Form 8-K.

(B)	Pro Forma Financial Information

To be provided by amendment in accordance with Item 7(a)(4) of Form 8-K.

(C)	Exhibits

Exhibit 2.0	Asset Purchase Agreement dated November 30, 2001 among Check Technology Canada Ltd, Check Technology Corporation, Delphax Systems, and Delphax Systems, Inc.

Exhibit 10.0	Credit Agreement dated December 20, 2001 among Check Technology Canada, Ltd., Check Technology Corporation and Harris Trust and Savings Bank

Exhibit 99.0	Press Release of December 3, 2001.

Exhibit 99.1	Press Release of December 21, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHECK TECHNOLOGY CORPORATION

	By /s/	Robert Barniskis

Robert Barniskis, Chief Financial Officer

Dated: January 3, 2002